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                                                                    EXHIBIT 10.6


                    CHARTER PROGRAMMER AFFILIATION AGREEMENT

THIS AGREEMENT is made as of the 23rd day of February, 1999 ("Effective Date"), by and between Wink Communications, Inc., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501, and ABC, Inc., a NY corporation ("Programmer"), whose address is 77 West 66th Street, New York, NY 10023.


1.         GRANT OF LICENSE

1.1 Wink hereby grants to Programmer the non-exclusive license to use Wink ITV Studio, Server Studio, Wink ITV Broadcast Server, and Wink provided Server Modules version 2.0 and 2.x updates (hereinafter collectively referred to as "Wink Software") to deliver interactive program(s) which utilize the vertical blanking interval ("'VBI") or an MPEG private data stream provided concurrently with the corresponding video signal and are compliant with the Wink interactive communications application protocol ("Interactive Wink Programs") to all Programmer viewers in the continental United States, Alaska, Hawaii, the US territories and possessions, including Puerto Rico, and Canada and on U.S. registered aircraft and vessels (the "Licensed Territory"). Programmer shall have the further right to use the Wink Software to distribute Interactive Wink Programs to viewers located outside the Licensed Territory upon monetary terms to be negotiated in good faith, which shall not be higher than Wink's prevailing rates for most favored 'customers in the applicable markets. Unauthorized reception and viewing of Programmer's Interactive Wink Programs outside the Licensed Territory shall not be deemed a distribution outside the Licensed Territory.


1.2. "Updates" shall mean updates containing error corrections or minor enhancements to the Wink Software created by or for Wink, and designated by a change in version number to the right of the decimal point. Updates do not include major enhancements to the Wink Software designated by changes in the version number to the left of the decimal point, unless such major enhancements occur prior to the First Air Date (as defined below). Wink shall provide a license to all Updates (and major enhancements created prior to the First Air
           Date) at no charge to Programmer during the term of this Master Agreement and Programmer, in its sole discretion, shall have the option to utilize such Updates in providing Interactive Wink Programs to Programmer subscribers. "New Release" shall mean a major release of the Wink Software which occurs subsequent to the First Air Date, which contains significant new functionality and/or major enhancements, and which is designated by a change in the digit or digits to the left of the decimal point in the version number. Wink shall offer to Programmer a license to all New Releases created by Wink during the Term on terms that are as favorable or more favorable than the terms of any agreement Wink has entered into with other broadcast and cable networks in the Licensed Territory, for the



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           provision of the New Releases, provided, however, that in no event shall Programmer's decision not to license any New Release have any impact whatsoever on the functionality of the current Wink Software or Programmer's ability to provide Interactive Wink Programs to Programmer viewers throughout the Term, and provided that Programmer shall be under no obligation to license or launch such New Releases. If a New Release has not been made available to other parties, Wink agrees to offer to Programmer a license to such New Release at a one-time fee equal to Wink's costs (on a Time and Materials basis) in developing and testing the New Release, which estimate shall be made by .Wink in it's sole and reasonable discretion, and documented in writing to Programmer. Notwithstanding the foregoing, if Programmer elects not to license any New Releases on the terms offered by Wink, Programmer shall nevertheless have the right at its election to license such New Releases at the applicable price specified in Exhibit C for existing Wink Software (i.e. at no cost beyond what would have been paid for the existing Wink Software) through the next Termination Option Date (as defined below). If such New Release is created after the last Termination Option Date, then the foregoing usage rights will apply through the end of the Term. Upon reaching such Termination Option Date, Programmer shall discontinue use of the New Releases unless agreement has been reached with Wink for continued use (Programmer shall not, however, be required to discontinue use of any earlier versions of Wink Software).

1.3. This License is not transferable, nor may any rights hereunder be transferred, assigned or sub-licensed in whole or in part by either party without the prior written consent of the other party, except to an entity in control of, controlled by or in common control with either party.

1.4 Programmer can only use the Wink software to provide Interactive Wink Programs with the video programming services described in Exhibit A. Programmer must notify Wink in writing at least 30 days prior to commencing transmission of Interactive Wink Programs with a video programming service and with such notice will also provide the Technical Information specified in Exhibit A for such service. Programmer further agrees to provide Wink with 30 days notice of any changes in such Technical Information Exhibit A. Programmer will provide the Contact Information set forth in Exhibit A for the first Programming Service within a reasonable time after the Effective Date.

2.         TERM

2.1 The term of this Agreement (the "Term") shall commence on the date of execution of this Agreement and terminate eight years after the first airing of Programmer's Interactive Wink Programs on the programming service listed as the First Programming Service in Exhibit A ("First Air Date"). The parties agree that the First Air Date shall be the first day that Programmer airs Interactive Wink Programs on the First Programming Service (as defined in Exhibit A), and



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           commercial cable subscriber households (not employees of System
           Operators, as defined below) are able to receive such Interactive Wink Programs. Broadcasts of Interactive Wink Programs to test transmission and reception reliability shall not qualify as the First Air Date.

2.2 The parties agree that Programmer may unilaterally terminate this Agreement on any of the following dates: twelve (12) months after the Effective Date, three years after the Effective Date, and five years after the Effective Date (each referred to as a "Termination Option Date"). Programmer must provide Wink with notice of Programmer's decision to terminate at least 30 days prior to the each Termination Option Date. If such notice is not provided in writing by this date, the applicable termination option shall have lapsed.

3.         INTEGRATION AND PROGRAMMING

3.1 Programmer agrees to ensure that Programmer's Interactive Wink Programs are passed through to viewers unchanged by Programmer's owned stations ("Programmer Owned Stations "), to the extent that they clear the ABC Network programs carrying the Interactive Wink Programs and Interactive Wink Programs can be carried without signal degradation, and to use its reasonable commercial efforts to ensure such passage by local affiliates with whom Programmer has an affiliate agreement and which are not owned by Programmer ("Other Programmer Affiliates").

3.2 Programmer and Wink agree to collaborate to enable the installation and integration of the Wink Software into Programmer's facilities, and to ensure the reliable transmission of the Interactive Wink Programs. Wink is responsible for providing all equipment (including taxes and freight) necessary to run the Wink Software and to enable insertion of Interactive Wink Programs into the primary East and West video signal feeds for the First Programming Service and for the Second Programming Service (if Programmer's chooses to exercise it's option to add the Disney Channel as the Second Programming Service), including but not limited to the equipment listed on Exhibit E hereto. At whatever point this agreement terminates for any reason, Wink will have the right to regain custody and ownership of all such equipment.

3.3 Programmer agrees to have at least two staff members trained in the usage of Wink Software to develop and schedule Interactive Wink Programs within sixty (60) days of execution of this Agreement. Wink agrees to provide such training at no charge to Programmer as defined in Exhibit C.

3.4 Programmer agrees to use its reasonable efforts to commence transmission of Interactive Wink Programs on the First Programming Service on the later of May 31, 1999 and ninety (90) days after the Effective Date (the "Target Date"). Wink understands and accepts that this Target Date is contingent upon a successful installation of the Wink Software and associated hardware, and



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           upon completion of training of Programmer staff. If Wink fails to accomplish the milestones within ninety (90) days of the Target Date, Programmer may in its sole discretion terminate this Agreement upon written notice

3.5 Programmer agrees to cooperate with Wink in the development and deployment of a Wink Server Module which would enable the automatic suspension of non-advertising related Interactive Wink Programs during advertising breaks and the automatic triggering of the insertion of Interactive Wink Programs related to ads on the First Programming Service ("Automation Server Module" or "ASM") The parties agree that Wink is solely responsible for the development of the Automation Server Module, and that Programmer's obligations under this Agreement are solely to make technical staff and documentation readily available to Wink for the specification, development and integration of such module into Programmer's operations. The parties further agree that Wink's inability to deliver an Automation Server Module shall not be considered a material breach under this Agreement.

3.6 Wink agrees to provide software to enable Programmer to parse Programmer's existing HTML content for use in Wink applications. The software used to author such parsing routines is referred to as "Wink Server Studio", and the software used to execute such parsing routines on the Wink Broadcast Server is referred to as the "Wink Server Module" throughout this Agreement.

3.7 For the first twelve months following the First Air Date, Wink agrees to provide Programmer daily standard reports on all Interactive Wink Programs featuring Wink polls that are originated by Programmer. The fees for such poll reports will be subject to a weekly maximum of $500, regardless of the number of responses generated by Programmer's polls or the number of different polls aired. Poll reports will be provided by ZIP or by cable system, at Programmer's option. The parties agree to review the number of responses, the number of polls and Wink's costs in preparing poll reports for Programmer on a quarterly basis, and Programmer agrees that Wink may impose certain restrictions on the number of polls aired by Programmer, if the operational implications of supporting such polls in Wink's good faith judgment becomes commercially infeasible.

3.8 For purposes of this Agreement, the following definitions shall apply:

           (a) A "Wink-enabled Viewer" is any television viewer which is able to receive and interact with Interactive Wink Programs.

           (b) A "Wink Response" is any response data generated by a Wink-enabled Viewer when using an Interactive Wink Program and collected electronically by Wink.

           (c) A "Wink Revenue Response" is a Wink Response in which the Wink-enabled Viewer requests products or services through the Interactive



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                      Wink Program, whether such products and services are
                      either provided at no charge to the Wink-enabled Viewer or require payment by the Wink-enabled Viewer, and where the fulfillment of that request requires the release of Wink-enabled Viewer specific information, such as name and address.

           Commencing on the First Air Date and throughout the remainder of the Term, Wink shall, no later than Wednesday of each week, provide to Programmer standard weekly reporting, at no charge to Programmer, of all Wink Responses generated by Interactive Wink Programs aired on Programmer's networks or affiliates during the previous week. Programmer accepts Wink's terms for all other reporting regarding Wink Responses, as defined in Exhibit B, and as amended in section
           4.7 below. Wink warrants and represents that such terms are as favorable or more favorable than the terms of any agreement Wink has entered into with other United States programmer, for the provision of the same or similar services. Wink further agrees to promptly notify Programmer in writing, should Wink decide to enter into new agreements or amend existing agreements with any United States programmer to include more favorable terms for services similar to those defined in Exhibit B and to immediately offer such terms to Programmer. Wink agrees to provide all reports described above in hard copy or electronic form, per Programmer's instructions. In addition, Wink agrees that it shall provide Programmer with any improvements or additions to the amount and type of data that Wink generally provides to any other programmer with respect to Wink Responses or Wink Revenue Responses. All Wink Responses and Wink Revenue Responses shall be undertaken by Wink or its agents in accordance with applicable law, including, without limitation, truth in advertising and customer privacy laws.

3.9 During the Term of this Master Agreement, Wink shall pay to Programmer, on a monthly basis, [ * ] percent of the fees on each Wink Response or Wink Revenue Response (including fees which have been paid by Programmers and its related entities) that is generated by Interactive Wink Programs airing on the First Programming Service. Such payments will be made with 30 days of the end of each calendar quarter, and will be accompanied by a detailed report showing Wink Revenue Responses by Interactive Wink Program, and the revenues generated by Wink's Data Center from each Interactive Wink Program. Past due payments shall bear interest at a rate equal to the lesser of (i) one and one-half percent (1 1/2%) per month or (ii) the maximum legal rate permitted under law, and Wink shall be liable for all reasonable costs and expenses (including, without limitation, reasonable court costs and attorneys' fees) incurred by Programmer in collecting any past due payments. Programmer agrees that no interest shall be due if the parties have a bona fide dispute over payments. In the event Wink offers a revenue sharing arrangement to any other programmer relating to distribution of Interactive Wink Programs on platforms other than an over-the-air broadcast network,

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


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           Wink will offer such arrangement to Programmer for any Programming
           Service hereunder distributed on similar platforms.

3.10. Beginning on the First Air Date, Programmer agrees to distribute Interactive Wink Programs at least [ * ] hours a week on the First Programming Service, and agrees to increase such programming to [ * ] hours a week within 90 days of the First Air Date. For the purposes of this Agreement, references to the number of hours in this context shall mean that an Interactive Wink Program is inserted at least once every thirty (30) minutes during such hours of programming and that the Interactive Wink Program is offered to distribution media that reach in the aggregate at least 70% of the television households in the United States (i.e., provided Programmer has offered these programs to this percentage of distribution media and has otherwise adhered to its obligations in Paragraph 3.1. Programmer will have fulfilled the distribution obligation even if the programs are not actually broadcast by these media). Programmer will solely determine which shows include Interactive Wink Programs. Programmer will have complete editorial control and approval of the form, nature and scope of the Interactive Wink Programs and may suspend any individual Interactive Wink Program at any time and for any reason. In addition, Wink shall provide Programmer with the ability to control whether third party advertisements and commercials are broadcast with related Interactive Wink Programs through the Wink Broadcast Server. Interactive Wink Programs for cable programming services must be related to the content, nature and intended audience of the video programming with which they are broadcast. Wink's sole remedy in the event Programmer does not offer the foregoing minimum number of hours of Interactive Wink Programs will be to terminate this Agreement. Such notice of termination must be given in writing 30 days before the effective date of termination and within the 30 day notice period, Programmer will have the opportunity to cure by distributing enough additional Interactive Wink Programs to reach the minimum requirement. In the event of such "cure", the termination notice will be deemed rescinded.

3.11. Programmer is responsible for payment to third party rights holders, including but not limited to studios, acting, on-air and other talent, news and sports data providers, professional and college sports leagues or teams, and all other entities necessary to enable the creation or transmission of Interactive Wink Programs.

3.12. The parties agree that the Interactive Wink Programs will require bandwidth equivalent to one dedicated line of VBI on each programming service. Notwithstanding the above, Programmer may utilize this VBI line for other purposes, provided that such usage does not in any way interfere with the transmission of Interactive Wink Programs, or reduce Programmer's ability to transmit Interactive Wink Programs related to Programmer's video programming and advertising. Programmer may elect to use additional VBI lines in its sole discretion. Programmer has the right to terminate this


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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


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           Agreement if Programmer's Interactive Wink Programs cause any degradation in Programmer's video signal quality or ability to distribute its signal.

3.13. Wink agrees that any Interactive Wink Programs created by or for Programmer will be the sole property of Programmer and Programmer shall own the copyright and all other interests therein. To the extent Wink staff members assist in the creation of the Interactive Wink Programs, their contributions will be deemed "works for hire" prepared for audiovisual works and such contributions will be deemed the intellectual property of Programmer. Programmer may use and exploit the Interactive Wink Programs in any and all media throughout the world in perpetuity as it elects. In particular, Wink agrees that Programmer may license the Interactive Wink Programs (or derivatives thereof) that Programmer creates, with or without the help of Wink, to third parties on any terms that the Programmer and the third party can mutually agree upon. Programmer cannot sub-license Wink Software, or act as an agent for Wink.

3.14. Subject to Programmer's prior written request, Wink agrees to collaborate with Programmer in the development of specifications for a full screen graphics and text channel based on electronic content provided by Programmer or other entities affiliated with the Wait Disney Company ("Programmer Virtual Channel") for distribution by System Operators (as defined below). Upon mutual agreement on the specification of the Programmer Virtual Channel, Wink-agrees to create and deliver in final electronic form, at its sole cost and expense, the Programmer Virtual Channel.

4.         RATES, DEPLOYMENT AND OTHER PROGRAMMING SERVICES

4.1. Programmer agrees to remit the license fees and other payments as described in Exhibit C on a timely basis. The parties agree that it is optional for Programmer to license the Automation Server Module.

4.2. Programmer agrees to provide the Interactive Wink Programs to any multi-channel video operator in the United States or Canada with whom Programmer then has an agreement for carriage or re-transmission of Programmer's video programming ("System Operators"), pursuant to the terms of such agreement. In the case of Interactive Wink Programs associated with cable or other non-broadcast programming, Programmer will provide the Interactive Wink Programs to System Operators under the terms described in Exhibit D, if such terms are not already contained in its carriage agreement with the System Operator. The terms in this section will not apply to the First Programming Service (the ABC Network) or to Interactive Wink Programs broadcast by any Programmer Owned Station or Other Programmer Affiliate unless the terms duplicate such entities' re-transmission agreements with the System Operators or required by law. With respect only to Interactive Wink Programs contained in



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           non-broadcast services, Wink may also supply System Operators with a copy of Exhibit D as evidence of Programmer's agreement to supply the Interactive Wink Programs under such terms.

4.3 Programmer may choose to utilize other products and services of Wink not quoted elsewhere in this Agreement from time to time. These services will be extended by Wink to Programmer at the lower of the then prevailing retail rate or the lowest rate offered any programmer for the same products and services.

4.4        Programmer can elect to add additional programming services which are
           (a) wholly-owned or partially owned by Programmer or the Walt Disney Company (minimum 20% equity stake) or (b) Other Programmer Affiliates during the term of this Agreement. Such additional programming services are eligible for pricing as follows:


           The Disney Channel - Exhibit C

           Programmer O&O Affiliates - Exhibit F

           Other Programmer Affiliates, cable network partially owned by Programmer or the Walt Disney Company - Exhibit G

4.5 Programmer understands and accepts that any network or affiliate (other than the ABC Network) wishing to take advantage of the applicable pricing in section 4.4 must commit to providing Interactive Wink Programs for at least 10 hours of programming per week. Notwithstanding the foregoing, Wink agrees that such networks would only be required to provide Interactive Wink Programs for at least 5 hours of programming per week for the first ninety (90) days following those networks' First Air Date.

4.6 Programmer also understands and accepts that Wink is not obligated under this Agreement to:

           (a) provide equipment to any other programming service other than the First Programming Service, the Second Programming Service, the Programmer Owned Stations and Other Programmer Affiliates at the prices (or free of charge) as provided in the applicable Exhibits herein.

           (b) provide the transaction revenue share offered to Programmer in section 3.9 to any programming service other than the First Programming Service, except as provided in such section.

           (c) provide Wink poll reporting under terms other than those defined in Exhibit B (The parties agree that the weekly maximum on poll charges defined in section 3.7 and referenced in Exhibit B are not applicable to other programming services).



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4.7        Notwithstanding anything to the contrary herein, Wink shall provide
           Programmer and entities in which the Walt Disney Company has at least a 50% interest and, in addition, the Arts and Entertainment, History, and E! channel with preferred pricing for Purchase Responses (as defined in Exhibit B) that is the lower of the following:

           (a)        a [ * ] discount on the pricing quoted in Exhibit B

           (b)        [ * ]/response, regardless of volume

           (c) the most favorable pricing extended for Purchase Responses to any other broadcast or cable network, or to any third party advertiser which has contracted with Wink for the capturing and routing of Purchase Responses. This most favorable pricing protection shall also extend to the "RFI Responses" described in Exhibit B.


           The preferred pricing described in sections (a) through (c) above shall be extended for any Purchase Response (and, in the case of (c), RFI Responses) generated by Interactive Wink Programs aired on the First Programming Service or the Second Programming Service, provided such Purchase Responses are in responses to offers for merchandise or services sold by or on behalf of entities wholly owned by the Walt Disney Company.

4.8 Wink may provide System Operators with a listing of VBI lines used for transmission of Interactive Wink Programs by Programmer, Programmer Owned Stations and Other Programmer Affiliates

5.         PAYMENT TERMS

5.1 On or before the thirtieth (30th) day following each month throughout the term of this Agreement, Programmer shall remit to Wink all fees owed for licenses provided and services rendered in the previous month, according to the price schedules provided in Exhibit C.

5.2 Wink will send invoices for all payments due hereunder, 30 days in advance of the due date. Wink's failure, for any reason, to send an invoice for a particular monthly payment due in years two through eight of the Term for the Broadcast Server, Server Module Engine, Automation Server Module or Tech Support shall not relieve Programmer of its obligation to make these payments in a timely manner consistent with the terms of this Agreement. Past due payments shall bear interest at a rate equal to the lesser of (i) one and one-half percent (1 1/2%) per month or (ii) the maximum legal rate permitted under law, and Programmer shall be liable for all reasonable costs and expenses incurred by Wink in collecting any past due payments. Wink agrees that no interest shall be due if the parties have a bona fide dispute over payments.

-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

                              CONFIDENTIAL - PAGE 9

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6.         PROMOTION AND RESEARCH

6.1 Programmer acknowledges Wink's intent to issue a press release announcing this Agreement within 30 days of the Effective Date. This press release shall be subject to Programmer's prior written approval. Programmer agrees to use reasonable efforts to provide quotes from an executive of Programmer or The Walt Disney Company for such press release.

6.2 Wink agrees to provide Programmer with notice within 30 days of new System Operators having enabled their subscribers to receive Programmer's Interactive Wink Programs. Wink further agrees to immediately notify Programmer as to the first day subscribers in Wink's first five (5) cable systems are able to receive Programmer's Interactive Wink Programs.

6.3 Wink agrees to, if requested and approved by Programmer, promote and feature Programmer's Interactive Wink Programs as prominently as any other programming service in Wink's marketing literature, during meetings with cable operators and the press, and during industry trade shows. Wink will also use reasonable efforts to assist Programmer in achieving its marketing objectives in materials prepared by third parties, such as equipment manufacturers, retailers and cable operators. Programmer agrees to advise Programmer Owned Stations and Other Programmer Affiliates of its use of the Wink Software and the availability to them of preferred terms for licensing Wink Software within sixty (60) days of the Effective Date.

6.4 Wink, equipment manufacturers, retailers and System Operators may prepare marketing materials relating to the Interactive Wink Programs and may use Programmer's name, logo and screen shots (collectively, "Programmer's Marks") from the Interactive Wink Programs. Programmer, the Programming Services, Programmer Owned Stations and Other Programmer Affiliates may use and authorize the use of Wink's name, logo and related elements (collectively "Wink's Marks") in the production and distribution of Interactive Wink Programs and in advertising and publicity therefor. Each party must submit materials containing the other's Marks to the other party for review and written approval prior to distribution. The other party agrees to use reasonable efforts to respond promptly to such requests for approval, and retains sole discretion over such approvals, if any. Wink hereby acknowledges that Programmer is the sole owner of all right, title and interest in and to the Programmer's Marks and any marks, notices or designations utilized by Programmer in connection with Programmer's business, and that no rights or ownership are intended to be or shall be transferred to Wink. All uses of the Programmer's Marks shall inure to the benefit of Programmer. Upon any expiration or termination of this Agreement, Wink shall delete and discontinue all use of the Programmer's Marks. At no time during or after the term of this Agreement shall Wink challenge or assist others to challenge the



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           Programmer's Marks or the registration thereof or attempt to assist another in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to the Programmer's Marks. Likewise, Programmer hereby acknowledges that Wink is the sole owner of all right, title and interest in and to the Wink's Marks and any marks, notices or designations utilized by Wink in connection with Wink's business, and that no rights or ownership are intended to be or shall be transferred to Programmer. All uses of the Wink's Marks shall inure to the benefit of Wink. Upon any expiration or termination of this Agreement, Programmer shall delete and discontinue all use of the Wink's Marks. At no time during or after the term of this Agreement shall Programmer challenge or assist others to challenge the Wink's Marks or the registration thereof or attempt to assist another in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to the Wink's Marks.


6.5 Wink may, from time to time, undertake marketing tests and surveys, rating polls and other research in collaboration with Programmer. Programmer shall provide Wink with reasonable assistance, provided Programmer is permitted to do so under applicable agreements with research services and can do so at no cost, in conducting such research with respect to Programmer's viewers. Programmer agrees that Wink may use all such research regarding the deployment, launch, and usage of Wink service by Programmer viewers, subject to applicable consumer privacy laws, only for internal purposes unless Wink has received prior written-approval from Programmer. Wink agrees to provide copies of final reports from such research activity to Programmer.

6.6 Programmer understands and accepts that Wink will be providing reports on Wink Responses to the Interactive Wink Programs to System Operator(s) for Wink Responses that originate from System Operator's subscribers, to equipment manufacturers for Wink Responses that originate from Wink-enabled equipment sold by such manufacturers, and to advertisers and other parties, authorized by Programmer, for Wink Responses that originate from Interactive Wink Programs paid for or sponsored by such parties (collectively, the "Recipients"). Such reports to Recipients shall be restricted to aggregate reports about Wink Responses , and detailed reports on individual Wink Revenue Responses, which shall only be forwarded to the Recipient fulfilling such viewer requests, or such party's designated agent. Wink agrees that reports providing specific data regarding viewer responses to, usage of, and/or exposure to Programmer's Interactive Wink Programs, including data on Wink viewer responses to advertising on Programmer owned or affiliated programming services, will not be made available, except in aggregated form that does not identify Programmer or specific Programmer viewer data, to any third party except Recipients pursuant to this paragraph. Wink acknowledges and agrees that any reports provided to Recipients or other third parties must adhere to applicable consumer privacy laws. Information regarding the nature



                             CONFIDENTIAL - PAGE 11
           of Winks Responses or the Wink Viewers shall not be used for any other purpose without the express consent of Programmer.


                                     [ * ]














-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


                             CONFIDENTIAL - PAGE 12

           [ * ]

7.         WARRANTY

7.1 Wink hereby represents and warrants to Programmer that the Wink Software (and subsequent revisions and upgrades to same provided by Wink to Programmer) will operate and perform in accordance with all published specifications with respect thereto (e.g. Wink's published specifications for the Interactive Communications Application Protocol, as updated by Wink, and Wink's then current documentation and manuals), in accordance with the criteria defined in Exhibit H and as demonstrated to Programmer prior to this Agreement. Wink also represents and warrants that as of this signing of this Agreement, Wink is not aware of any claims against Wink's patents, copyrights or other intellectual property, except for the "Berman" claim. Wink further represents that the Wink Software (and subsequent revisions and upgrades to same provided by Wink to Programmer) is Year 2000 compliant.

7.2 Wink hereby warrants and represents that the terms contained herein for licensing of Wink software, provision of Wink services, sharing of Wink's revenues from routing of Wink Revenue Responses and Programmer's commitment for Interactive Wink Programs are, as a whole, as favorable as any other similar agreement Wink has entered into or will enter into with other broadcast and cable programming entities.

7.3 Wink warrants and represents that the terms and conditions in Exhibit D are as favorable to Programmer as any agreement Wink has caused or allowed other programmers to enter into with System Operators. If Wink causes or allows any. other broadcast or cable programmer to enter into an agreement with any System Operator on terms and conditions more favorable to the programmer than those enumerated in Exhibit D, Wink will notify Programmer to that effect and Programmer then will have the right during the next 60 days after its receipt of said notice to assume such more favorable terms and amend Exhibit D accordingly.

7.4 Wink hereby warrants and represents that the terms contained herein for licensing of Wink software, provision of Wink services, and the Programmer Owned Stations' commitment for Interactive Wink Programs are, as a whole, as favorable as any other similar agreement Wink has entered into or will enter into with other broadcast programming entities for their owned affiliate stations.


-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


                              CONFIDENTIAL- PAGE 13

8.         INDEMNIFICATION

8.1 Wink will indemnify and hold harmless Programmer, its parent and subsidiary companies and their respective employees, directors, agents, other representatives against any and all claims, causes of action, damages and all other related expenses arising out of the breach or alleged breach of any of Wink's representations and warranties or any of Wink's other material obligations stated herein or the use of any technology or equipment provided by Wink to Programmer hereunder. Notwithstanding the above, the parties agree that Wink is specifically not liable or obligated to indemnify Programmer or other parties for:

           (a) any and all expenses arising out of claims or causes of action related to the content, nature or form of the Interactive Wink Programs.

           (b) any and all expenses arising out of claims or causes of action in which it is alleged that the Interactive Wink Programs created a malfunction or other technical problem on a Wink-enabled television set or multi-channel set top receiver, and in which Programmer has been negligent in testing such Interactive Wink Programs or otherwise have failed (unless through the fault of Wink) to adhere to Wink's standard Criteria for Compliant Interactive-Wink Programs, as defined in Exhibit D, Attachment 1.


8.2 Programmer will indemnify and hold harmless Wink, its parent and subsidiary companies and their respective employees, directors, agents, other representatives against any and all claims, causes of action, damages and all other related expenses arising out of the breach or alleged breach of any of its representations and warranties or any of its other material obligations stated herein.

8.3 In any case in which indemnification is sought hereunder, the party seeking indemnification shall promptly notify the other in writing of any claim or litigation to which the indemnification relates and the party seeking indemnification shall afford the other the opportunity to participate in and, at the other party's option, fully control any compromise, settlement, litigation or other resolution or disposition of such claim or litigation.

9.         NOTICES

           All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, personal delivery, certified mail, return receipt requested, or by next day express delivery,



                               CONFIDENTIAL - PAGE 14
           addressed, to the addresses provided in the first paragraph of this Agreement, and to the attention of:

                     If to Wink:
                     Allan C. Thygesen
                     Senior Vice President, Programming and Advertising

                     If to Programmer:

                     Saul Shapiro
                     ABC, Inc.
                     46 West 66th Street
                     New York, NY 10023

                     With a copy to:

                     Charles Stanford
                     Vice President, Cable and New Media
                     Legal Department
                     ABC, Inc.
                     77 West 66th Street
                     New York, NY 10023

                     and to:

                     Kevin Mayer
                     Senior Vice President, Strategic Planning
                     The Walt Disney Company

           The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three
           (3) days after mailing, shall be deemed the date on which such notice is given and effective.

10         WINK SOFTWARE

           All rights, title and interest in and to the Wink Software or other rights, of whatever nature, related thereto shall remain the property of Wink.

11         REPRESENTATION

11.1 Wink represents and warrants to Programmer that (i) it is a corporation duly organized and validly existing under the laws of the State of California; (ii) Wink has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder (iii) Wink is under no contractual or other



                             CONFIDENTIAL - PAGE 15
           legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

11.2 Programmer represents and warrants to Wink that (i) Programmer is a corporation duly organized and validly existing under the laws of the State of NY; (ii) Programmer has the requisite power and authority to enter in this Agreement and to fully perform its obligations hereunder; and (iii) Programmer is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

12.        CONFIDENTIALITY

           Each party agrees that it will not use, except in the performance of its obligations under this Agreement, and will not disclose or give to others, any of the other party's Confidential Information (as defined below). Without limiting the generality of the foregoing, each party will (i) restrict the disclosure of the other party's Confidential Information to those of its employees who require such information for purposes of performing its obligations hereunder,
           (ii) inform each such employee of the confidential nature of the information disclosed, (iii) prevent the use or disclosure by its employees of such Confidential Information, except as provided herein, and (iv) promptly notify the other party of any use or disclosure of the Confidential Information, whether intentional or not, which violates the provisions of this Paragraph 12. For purposes of this Agreement, the term "Confidential Information" means all technical, business and other information disclosed by one party to the other and specifically identified in writing as "Confidential" that derives economic value, actual or potential, from not being generally known to other persons, including, without limitation, technical and non-technical data, devices, methods, techniques, drawings, processes, computer programs, algorithms, methods of operation, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers. "Confidential Information" does not include information which does not constitute a trade secret under applicable law after the second anniversary date of the expiration of this Agreement. Also, "Confidential
           Information" shall not include information which, (a) is or becomes publicly known through no act or failure to act on the part of the recipient, (b) was rightfully in the recipient's possession prior to disclosure by the disclosing party, (c) becomes rightfully known to the recipient from a third party not subject to any independent confidential or proprietary restriction, (d) is approved by the disclosing party for disclosure without restriction, in a written document that is signed by a duly authorized officer of that party,
           (e) is disclosed after the termination of the recipient's duty of confidentiality as specified herein or (f) is or was developed independently by the recipient without use of or reference to any of the Confidential Information and without violation of any confidentiality restriction. The parties agree to keep the terms of this Agreement confidential, but acknowledge that certain disclosures may be required by law.



                             CONFIDENTIAL - PAGE 16

13.        TERMINATION

13.1 Except as otherwise provided herein, neither Programmer nor Wink may terminate this Agreement except upon thirty (30) days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within thirty (30) days of such notice. The parties agree that Wink's failure to perform materially any services or provide any technology or equipment in accordance to this Agreement shall be considered a material breach. The parties also agree that failure by Programmer to make timely payments of license fees and other fees due Wink under this Agreement, and failure by Wink to make timely payments of Programmer's share of Wink's gross revenues, net of returns, refunds and credits, from Wink Revenue Responses shall be considered material breaches, and that the terminating party's termination of this Agreement shall be without prejudice to any other remedies the terminating party may have, including, without limitation, all remedies with respect to the unperformed balance of this Agreement.

13.2 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Programmer to use the Wink Software will cease and Programmer will immediately and on reasonable terms (i) grant to Wink access to its business premises and the Wink Software and allow Wink to remove the Wink Software and any equipment provided or financed by Wink (which removal shall be done with as little disturbance as possible to Programmer's business operations), (ii) purge all copies of all Wink Software from all computer processors or storage media on which Programmer has installed or permitted others to install such Wink Software, and
           (iii) when requested by Wink, certify to Wink in writing, signed by an officer of Programmer, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Wink Software remains in Programmer's possession or under its control.

14.        GENERAL

           (a) This Agreement may not be assigned without prior written mutual consent of Programmer and Wink. Consent shall not be required for assignment to a corporate affiliate, assuming that the programming services providing Interactive Wink Programs remain as defined in Exhibit A.

           (b) This Agreement may be amended only by an instrument in writing, executed by Programmer and Wink.



                             CONFIDENTIAL - PAGE 17

           (c) This Agreement will be governed in all respects by the laws of the State of California.

           (d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Programmer and Wink.

           IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.


WINK COMMUNICATIONS, INC.                         ABC INC.

By:                                               By:

Name:   Maggie Wilderotter                        Name:  Charles Stanford

Title:  President/CEO                             Title:  Vice President




                             CONFIDENTIAL - PAGE 18

EXHIBIT A: PROGRAMMING SERVICES

Description of Each Programming Service

FIRST PROGRAMMING SERVICE
ABC Television Network (all analogue feeds)

SECOND PROGRAMMING SERVICE *
The Disney Channel

OTHER PROGRAMMING SERVICES *
ABC Owned Stations
Other Programming Affiliates as described in Paragraph 4.4

*Programmer is under no obligation to include programming services other than ABC in this Agreement

TECHNICAL INFORMATION TO BE PROVIDED FOR EACH PROGRAMMING SERVICE**

1.   Commencement Date for Wink Programming
2.   VBI line Location
3.   Virtual Channel
4.   Insertion Point

CONTACT INFORMATION**

1.   Nature of Issue (Operation, Programming or Marketing)
2.   Address
3.   Contact Person(s)
4.   Phone
5.   Fax/Email

ADDITIONAL INFORMATION

Operations (site visits, VBI/MPEG insertion, etc.)
TBD**

Programming (development and scheduling of Interactive Wink Programs, reports, etc.)
TBD**

Marketing (affiliate marketing, approvals of promotional materials)
TBD**

**All to be determined by Programmer, in its sole discretion




                              CONFIDENTIAL- PAGE 19

EXHIBIT B: WINK RESPONSE CENTER SERVICES
All products and services are billed Net/45. A Purchase Response shall be defined as any Wink Revenue Response which constitutes an agreement to purchase a product or service, regardless of the method of payment. An RFI Response shall be defined as any other Wink Revenue Response. A Poll Response shall be defined as a Wink Response generated by a Wink "vote/poll" script. Programmer shall have no liability for payment for Reports, Polls, Wink Responses or Wink Purchase Responses commissioned by third parties such as advertisers on the Programming Services hereunder. These will be subject to separate agreement between the third parties and Wink.


                                                        PRICE/WINK TRANSACTION
WINK TRANSACTIONS/MO.                         $[*] min./mo. per Interactive Wink Program
PURCHASE RESPONSES                                    creating Purchase Responses
1-5,000                                                       [*]
5,001 - 25,000                                                [*]
25,001 - 100,000                                              [*]
100,001 - 250,000                                             [*]
250,001 - 500,000                                             [*]
500,001 +                                                     [*]


                                           $[*] min./mo. per Interactive Wink Program
RFI RESPONSES                                          creating RFI Responses
1-5,000                                                       [*]
5,001 -25,000                                                 [*]
25,001 - 100,000                                              [*]
100,001 - 250,000                                             [*]
250,001 - 500,000                                             [*]
500,001 +                                                     [*]

Polls -report only                          $[*] min./mo. per Interactive Wink Program
                                                       creating Poll Responses
1-250,000 Wink Responses                                      [*]
250,001 +                                                     [*]


1. Minimum monthly charges per application include UIC (Universal ICAP code) registration.
2. All volume price breaks are based on Programmer's monthly transaction volume by response category. The price breaks are based on the "average" for the month. That is, the lowest price applies to all transactions for the month.
3. For purposes of minimum charges, if an Interactive Wink Program is part of a program "Series", the minimum shall be deemed to apply to the Series, not each episode in the Series.

PURCHASE AND REQUEST RESPONSE FEES INCLUDE;
1. Daily name & address lists delivered by fax, e-mail, or electronic FTP or mailbox.
2.   UIC and application registration.
3. Standard report showing number of Wink Responses per day per Interactive Wink Program per city.



                             CONFIDENTIAL - PAGE 20

-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

POLLS
The fixed charge includes UIC and application registration, and a standard reporting that summarizes all Poll responses by type by city. If the application asks the viewer for telephone prefix or zip code, the summary includes those totals.

CUSTOM USAGE REPORTS OR OTHER CUSTOM REPORTING Custom reports are quoted by the Wink Response Center.







                             CONFIDENTIAL - PAGE 21

EXHIBIT C: WINK SOFTWARE AND SERVICES PRICING, SCHEDULE

This pricing is available to the ABC TV Network and the Disney Channel, and is subject to the terms of the Agreement. On-going annual fees are paid one twelfth each month, and are due the first of the month.


                                            On-going           First            Yrs 2-8
                                            or one-             year             Price/
                                           time costs          Price             Network
Broadcast Server                            On-going            Free             $48,000
Server Module Engine                        On-going            Free             $12,000
Automation Server Module (3)                On-going            Free             $24,000
Tech Support                                On-going            Free             $ 6,000
SUBTOTAL                                    ON-GOING            $0               $90,000


Server hardware (4)                         One-time            Free             N/A
Data Insert. Unit (4)                       One-time            Free             N/A
Set-top box, misc. (4)                      One-time            Free             N/A
SUB-TOTAL                                   ONE-TIME            $0               N/A

Installation and integration (2)            One-time            Free             N/A
Studio site license (5 seats)               One-time            Free             N/A
Svr Studio license (5 seats)                One-time            Free             N/A
Training (3x2days) (1) (2)                  One-time            Free             N/A
SUBTOTAL                                    ONE-TIME            $0               N/A

TOTAL                                       BOTH                $0               $90,000

(1) This base training package provides training on the Broadcast Server, Wink Studio and Server Studio, and will enable Programmer's staff to create, schedule and air Interactive Wink Programs as contemplated by this Agreement. Wink will also provide reasonable additional training to those same staff as may be required and agreed upon between the parties.
(2) Travel expenses are billed separately at cost
(3) Optional after the first year
(4) Provided free by Wink, per Exhibit E.


Wink reserves the right to increase license fees annually after the first 24 months of the contract period by the percentage increase in the consumer price index (CPI) for goods and services for the prior 12 months. The above pricing does not cover detailed integration with Programmer's ad insertion system.

OPTIONAL SERVICES

Custom interface work (ad insertion and traffic systems, etc.)            $1,000/day
Phone training and consulting beyond standard package                     $125/hr
Application development                                                   $2,500 min., $125/hr



                             CONFIDENTIAL - PAGE 22

EXHIBIT D: PROGRAMMER'S TERMS FOR CARRIAGE OF INTERACTIVE WINK PROGRAMS OTHER THAN RETRANSMISSION OF OVER-THE-AIR BROADCASTS

Programmer:

Programming Services:

This agreement (the "IWP Carriage Agreement") sets forth the terms and conditions for the national distribution of Wink ITV applications ("Interactive Wink Programs") to any multi-channel video operator in the United States or Canada with whom Programmer already has an agreement for carriage of Programmer's video programming ("System Operator").

1.   BACKGROUND

Programmer has created one or more Interactive Wink Programs which are compliant with the Wink Communications, Inc. ("Wink") interactive communications application protocol. The Interactive Wink Programs are transmitted by Programmer using either the vertical blanking interval ("VBI") of the corresponding video signal, or using MPEG private data streams provided concurrently with the corresponding video signal(s).

System Operator distributes one or more of Programmer's signals through one or more of the following: cable, satellite and MMDS (wireless cable).

2.   EFFECTIVE DATE AND TERM

The term of this IWP Carriage Agreement shall commence on the date of Programmer's execution of this IWP Carriage Agreement. The parties acknowledge that Programmer has an agreement with Wink for distribution of Interactive Wink Programs (the "Charter Programmer Affiliation Agreement") for eight years after the first transmission of Interactive Wink Programs by Programmer. The terms and conditions of this IWP Carriage Agreement shall govern during the entire term of the Charter Programmer Affiliation Agreement, unless Programmer and Wink terminate' their Charter Programmer Affiliation Agreement earlier in accordance with the terms of that agreement.

3.   INTEGRITY OF INTERACTIVE WINK PROGRAMS

Programmer will use its best efforts to ensure that the Interactive Wink Programs meet Wink's criteria for compliant Interactive Wink Programs (See Attachment 1). Programmer agrees that each Interactive Wink Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution, and shall bear any associated costs of such testing. Programmer is not responsible for any malfunction of the Interactive Wink Programs that can not be detected by adhering to the criteria in Attachment 1.


                             CONFIDENTIAL - PAGE 23

Programmer understands that failure to meet the above criteria could result in System Operator suspending the distribution of one or more Interactive Wink Programs until such time as all Interactive Wink Programs are certified by Wink to be in compliance.

4.   DISTRIBUTION

Programmer hereby grants System Operator a non-exclusive license to distribute the Interactive Wink Programs delivered in the VBI or MPEG of Programmer's video signal.

Programmer agrees not to charge-System Operator fees associated with Interactive Wink Programs for the term of this Agreement. Likewise, System Operator agrees that no fees or charges will be due from carriage or retransmission of the Interactive Wink Programs as provided for hereunder.

Programmer will provide Wink written notice at least 30 days prior to discontinuing national transmission of all Interactive Wink Programs. Wink has agreed to provide such notices to System Operator, but System Operator agrees that Programmer has no liability or other obligations to System Operator, should Wink fail to do so.

It is a condition of System Operator's right to carry the Interactive Wink Programs that System Operator shall distribute Programmer's Interactive Wink Programs without modification, and that System Operator may not modify or enhance any VBI lines described in Exhibit A of the Charter. Programmer Affiliation Agreement between Programmer and Wink and amendments to same, as provided to System Operator. Programmer agrees that System Operator may copy the Interactive Wink Programs for simultaneous transmission in different encoding formats other than what Programmer currently uses including but not limited to, other VBI formats, out of band channels, and MPEG2 private data streams; provided such Interactive Wink Programs are presented together with the original corresponding video to System Operator's subscribers, and that such copying is done to enable System Operator's subscribers to properly receive and display the Interactive Wink Programs on their set top box or television set.

5.   RESPONSE NETWORK

Programmer agrees to utilize the Wink Response Network for two-way Interactive Wink Programs. Programmer also agrees to use Wink Communication's standard scripts and guidelines to generates viewer responses to two-way Interactive Wink Programs.

6.   MARKETING MATERIALS

System Operator may prepare marketing materials relating to the Interactive Wink Programs and may use Programmer's name, logo, and screen shots from the Interactive Wink Programs in such marketing materials, provided that such materials




                             CONFIDENTIAL - PAGE 24
are submitted to Programmer for review and written approval prior to distribution. Programmer agrees to use reasonable efforts to respond to such requests for approval in a timely fashion.

7.   SCOPE

This Agreement does not interfere with or negate other Agreements between Programmer and System Operator. This Agreement represents all of the terms and conditions for Programmer providing Interactive Wink Programs. If Programmer fails to adhere to its' obligations in sections 3 and 5 of this Agreement, System Operator sole remedy shall be to decline carriage or retransmission of the Interactive Wink Programs. This Agreement may be updated from time to time only by express written consent of Programmer.


PROGRAMMER

By:

Name:

Title:

Date:




                             CONFIDENTIAL - PAGE 25

EXHIBIT D, ATTACHMENT 1: CRITERIA FOR COMPLIANT INTERACTIVE WINK PROGRAMS

- All Interactive Wink Programs must be registered and contain a unique universal ICAP code (UIC) prior to being broadcast.

- Registered Interactive Wink Programs have passed a standard set of tests which validate:

     - that the Interactive Wink Programs can be delivered through the VBI, will arrive as appropriate, and can be decoded in the Wink engine.

     -    that the Interactive Wink Programs does not generate error messages.

     - that the Interactive Wink Programs receives scheduled updates, if applicable.

     - that the Interactive Wink Programs passes minimum acceptable latency standards.

     - that the Interactive Wink Programs does not cause System Operator technical or operational problems.

     - that the Interactive Wink Programs, if two-way, generates the appropriate routing address and usage data.




                             CONFIDENTIAL - PAGE 26

EXHIBIT E: EQUIPMENT TO BE PROVIDED BY WINK


- Sun Ultra server hardware, configured to support Wink Broadcast Server 2.x, two Ethernet LAN cards, dial-up modem for remote diagnostic use

- 3 Norpak TES-3 data insertion units with software module for 1 VBI line, one each for the main East Coast and West Coast feeds and one for in-house testing

-    2 GI CFT-2200 advanced analog cable set tops for development and test

ABC will provide cabling and Pentium PC running Windows 95 or Windows NT for the Broadcast Server User Interface, Wink Studio and Wink Server Studio. These applications may reside on one or several PCs, none of which need to be dedicated to the Wink software. Each PC must be connected to the Broadcast Server via an Ethernet LAN interface.






                             CONFIDENTIAL - PAGE 27

EXHIBIT F: WINK SOFTWARE AND SERVICES PRICING, SCHEDULE 2

Subject to the other terms and conditions of this agreement, this pricing is available to Programmer Owned Stations.

On-going annual fees are paid one twelfth each month, and are due the first of the month.


                                  ON-GOING             FIRST              YEARS 2-8
                                  OR ONE-               YEAR               PRICE/
                                 TIME COSTS            PRICE               NETWORK
                                 ----------           --------            --------
Broadcast Server                  On-going            $ 48,000            $ 48,000
Server Module                     On-going            Free                $ 12,000
Tech Support                      On-going            Free                $  6,000
SUBTOTAL                          ON-GOING            $ 48,000            $ 66,000

Server hardware                   One-time            $  9,500            N/A
Data Insert. Unit (1)             One-time            $  5,600            N/A
Set-top box, misc                 One-time            $    700            N/A
SUB-TOTAL                         ONE-TIME            $ 15,800            N/A

Installation and                  One-time            $ 15,000            N/A
integration (2)
Studio site license (5            One-time            Free                N/A
seats)
Server Studio site                One-time            Free                N/A
license (5 seats)
Studio/Server training            One-time            Free                N/A
(3x2days) (2)
SUBTOTAL                          ONE-TIME            $ 15,000            N/A

TOTAL                             BOTH                $ 78,800            $ 66,000


(1) One required per network. More than one VBI line per network requires an additional license from Norpak in the amount of $1,500/VBI line.

(2)  Travel expenses are billed separately at cost.

Wink reserves the right to increase license fees annually after the first 12 months of the contract period by the percentage increase in the consumer price index (CPI) for goods and services for the prior 12 months. The above pricing for installation and integration covers all work necessary to enable scheduling and transmission of program enhancements based on Wink Studio templates.

OPTIONAL SERVICES


Automation Server Module                                                  $24,000 annual license
Custom interface work (ad insertion and traffic systems, etc.)            $1,000/day
Phone training and consulting beyond standard package                     $125/hr
Application development                                                   $2,500 min., $125/hr



                             CONFIDENTIAL - PAGE 28

EXHIBIT G: WINK SOFTWARE AND SERVICES PRICING, SCHEDULE 3

This pricing is subject to the terms of the Agreement, and is available to all Other Programmer Affiliates, and to programming Services in which Programmer or the Walt Disney Corporation owns at least a 20% stake. On-going annual fees are paid one twelfth each month, and are due the first of the month.

                                  ON-GOING             FIRST              YEARS 2-8
                                  OR ONE-               YEAR               PRICE/
                                 TIME COSTS            PRICE               NETWORK
                                 ----------           --------            --------
Broadcast Server                  On-going            $ 62,000            $ 62,000
Server Module                     On-going            $ 12,000            $ 12,000
Tech Support                      On-going            $  6,000            $  6,000
SUBTOTAL                          ON-GOING            $ 80,000            $ 80,000

Server hardware                   One-time            $  9,500            N/A
Data Insert. Unit (1)             One-time            $  5,600            N/A
Set top, misc                     One-time            $    700            N/A
SUB-TOTAL                         ONE-TIME            $ 15,800            N/A

Installation and                  One-time            $ 20,000            N/A
integration (2)
Studio site license (5            One-time            $  3,000            N/A
seats)
Server Studio site                One-time            $  5,000            N/A
license (5 seats)
Studio/Srvr training One-time                         $  6,000            N/A
(3x2days) (2)
Subtotal                          One-time            $ 39,000            N/A

TOTAL                             BOTH                $134,800            $ 80,000



(1) One required per network. More than one VBI line per network requires an additional license from Norpak in the amount of $1,500NBI line.

(2)  Travel expenses are billed separately at cost.

Wink reserves the right to increase license fees annually after the first 12 months of the contract period by the percentage increase in the consumer price index (CPI) for goods and services for the prior 12 months. The above pricing for installation and integration covers all work necessary to enable scheduling and transmission of program enhancements based on Wink Studio templates.

OPTIONAL SERVICES

Automation Server Module                                                  $36,000 annual license
Custom interface work (ad insertion and traffic systems, etc.)            $1,000/day
Phone training and consulting beyond standard package                     $125/hr
Application development                                                   $2,500 min., $125/hr



                             CONFIDENTIAL - PAGE 29

EXHIBIT H: PERFORMANCE STANDARDS FOR WINK SOFTWARE AND SERVICES

The parties agree that Wink Software and Services must meet the following standards:

1) Programmer can create Interactive Wink Programs that adhere to Exhibit D, Attachment 1: "Criteria for Compliant Interactive Wink Programs" using Wink Studio and Wink Server Studio.

2) Programmer can schedule Interactive Wink Programs to be inserted into Programmer's analog video programming using the Wink Broadcast Server and the associated PC-based user interface programs provided by Wink.

3) Programmer can insert Interactive Wink Programs into Programmer's analog video programming using the Wink Broadcast Server, VBI data insertion units and other software hardware and services provided by Wink. Such insertion shall have no effect on the visible portion of the Programmer's video signal.

4) Programmer can parse Programmer's existing standard HTML content for use in Interactive Wink Programs using Wink Server Studio and standard LAN connections between the Wink Broadcast Server and the Programmer's web servers.

5) Programmer can create, schedule and insert Interactive Wink Programs that are capable of generating Wink Revenue Responses.

Subject to availability of a live connection to either two-way cable plant or other return path, and to System Operator's reasonable support and operational readiness, Wink can:

6)     collect Wink Revenue Responses from viewer homes,

7)     prepare aggregate reports of subscriber usage of the Interactive Wink
       Programs

8) forward Wink Revenue Responses to the party having registered the Interactive Wink Program with Wink's Response Center (subject to billing system interface or other means of capturing subscriber address and payment information).



                             CONFIDENTIAL - PAGE 30